Exhibit 10.1
FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT
THIS FOURTH AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into as of March 31, 2023, by and among OXFORD FINANCE LLC, a Delaware limited liability company with an office located at 115 South Union Street, Suite 300, Alexandria, Virginia 22314 (“Oxford”), as collateral agent (in such capacity, “Collateral Agent”), the Lenders listed on Schedule 1.1 to the Loan Agreement (as defined below) or otherwise a party thereto from time to time including Oxford in its capacity as a Lender and SILICON VALLEY BANK, a division of First-Citizens Bank & Trust Company (successor by purchase to the Federal Deposit Insurance Corporation as Receiver for Silicon Valley Bridge Bank, N.A. (as successor to Silicon Valley Bank)) with an office located at 3003 Tasman Drive, Santa Clara, CA 95054 (“Bank” or “SVB”) (each a “Lender” and collectively, the “Lenders”), and SELECTA BIOSCIENCES, INC., a Delaware corporation with offices located at 65 Grove Street, Suite 101, Watertown, MA 02472 (“Borrower”).
A.WHEREAS, Collateral Agent, Borrower and Lenders have entered into that certain Loan and Security Agreement dated as of August 31, 2020 (as amended by that certain First Amendment to Loan and Security Agreement dated as of September 7, 2021, as amended by that certain Second Amendment to Loan and Security Agreement dated as of March 21, 2022, as amended by that certain Third Amendment to Loan and Security Agreement dated as of September 20, 2022 and as further amended, supplemented or otherwise modified from time to time, the “Loan Agreement”) pursuant to which Lenders have provided to Borrower certain loans in accordance with the terms and conditions thereof.
B.    WHEREAS, Borrower, the Lenders party to this Amendment (constituting the Required Lenders) and Collateral Agent desire to amend certain provisions of the Loan Agreement as provided herein and subject to the terms and conditions set forth herein.
Agreement
    NOW, THEREFORE, in consideration of the promises, covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower, Lenders and Collateral Agent hereby agree as follows:
1.Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.
2.Amendments to Loan Agreement.
2.1Section 6.6 (Operating Accounts). Section 6.6 of the Loan Agreement is hereby amended and restated as follows:
“(a)    [Reserved].
(b)    From March 16, 2023 and thereafter, Borrower (individually and not on a consolidated basis) shall, at all times, have on deposit in operating, depository and securities Collateral Accounts maintained with Bank or Bank's Affiliates, in Collateral Accounts which are subject to a Control Agreement in favor of Collateral Agent, cash in an amount equal to the lesser of (i) one hundred percent (100.0%) of the Dollar value of all of Borrower’s consolidated cash, including any Subsidiaries’, Affiliates’, or related entities’ (excluding Selecta Russia) cash, in the aggregate, at all financial institutions, and (ii) one hundred fifty percent (150.0%) of the Dollar amount of the then-outstanding Obligations. Bank may, upon consultation with Collateral Agent and the Required Lenders, restrict withdrawals or transfers by or on behalf of Borrower from any Collateral Account maintained with Bank or Bank’s Affiliates that would violate this Section 6.6(b), regardless of whether an Event of Default exists.
(c)    Borrower shall provide Collateral Agent five (5) days’ prior written notice before Borrower or any of its Subsidiaries establishes any Collateral Account at or with any Person other than Bank or its Affiliates. In addition, for each Collateral Account that Borrower or any of its Subsidiaries (other than MSC and Selecta Russia), at any time maintains, Borrower or such Subsidiary shall cause the applicable bank or financial institution at or with which such Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Collateral Agent’s Lien in such Collateral Account in accordance with the terms hereunder prior to the establishment of such Collateral Account, which Control Agreement may not be terminated without prior written consent of Collateral Agent or upon the satisfaction in full in cash of the Obligations (other than inchoate indemnity obligations). The provisions of the previous sentence shall not apply to deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower’s, or any of its Subsidiaries’, employees or deposit accounts exclusively used as cash collateral to secure letters of credit permitted by clause (l) of the definition of “Permitted Liens”, in each case identified to Collateral Agent by Borrower as such in the Perfection Certificates.
(d)    Neither Borrower nor any of its Subsidiaries shall maintain any Collateral Accounts except Collateral Accounts maintained in accordance with Section 6.6.”
2.2Silicon Valley Bank. The references in the Loan Agreement to “Silicon Valley Bank” in Section 10, Section 12.11 and Schedule 1.1 are hereby replaced with Silicon Valley Bank, a division of First-Citizens Bank & Trust Company (successor by purchase to the Federal Deposit Insurance Corporation as Receiver for Silicon Valley Bridge Bank, N.A. (as successor to Silicon Valley Bank)).
3.Limitation of Amendment.
3.1The amendments set forth above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right, remedy or obligation which Lenders or Borrower may now have or may have in the future under or in connection with any Loan Document, as amended hereby.
3.2This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents are hereby ratified and confirmed and shall remain in full force and effect.
4.Representations and Warranties. To induce Collateral Agent and Lenders to enter into this Amendment, Borrower hereby represents and warrants to Collateral Agent and Lenders as follows:
4.1Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date) and (b) no Event of Default has occurred and is continuing;
4.2Borrower has the power and due authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;
4.3The organizational documents of Borrower delivered to Collateral Agent on the Effective Date, and updated pursuant to subsequent deliveries by or on behalf of the Borrower to the Collateral Agent, remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;
4.4The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not contravene (i) any material law or regulation binding on or affecting Borrower, (ii) any material contractual restriction with a Person binding on Borrower, (iii) any material order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (iv) the organizational documents of Borrower;
4.5The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made;
4.6This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
5.Post-Closing. Notwithstanding anything in the Loan Agreement to the contrary, Collateral Agent and Required Lenders hereby agree that Borrower shall have (a) for any Collateral Account (other than Collateral Accounts not required to be subject to a Control Agreement pursuant to Section 6.6(c)) opened by Borrower with a financial institution other than Bank prior to the date of this Amendment, thirty (30) days from the date such Collateral Account is opened (or such later date as the Agent and the Required Lenders may agree in their sole discretion) to deliver a fully-executed Control Agreement with respect to such Collateral Account and (b) for any

Collateral Account (other than Collateral Accounts not required to be subject to a Control Agreement pursuant to Section 6.6(c)) opened within sixty (60) days after the date of this Amendment, thirty (30) days from the date such Collateral Account is opened to deliver a fully-executed Control Agreement with respect to such Collateral Account.
6.RELEASE BY BORROWER.
6.1FOR GOOD AND VALUABLE CONSIDERATION, Borrower hereby forever relieves, releases, and discharges Collateral Agent and each Lender and their respective present or former employees, officers, directors, agents, representatives, attorneys, and each of them, from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs and expenses, actions and causes of action, of every type, kind, nature, description or character whatsoever, whether known or unknown, suspected or unsuspected, absolute or contingent, arising out of or in any manner whatsoever connected with or related to facts, circumstances, issues, controversies or claims existing or arising from the beginning of time through and including the date of execution of this Amendment solely to the extent such claims arise out of or are in any manner whatsoever connected with or related to the Loan Documents, the Recitals hereto, any instruments, agreements or documents executed in connection with any of the foregoing or the origination, negotiation, administration, servicing and/or enforcement of any of the foregoing (collectively “Released Claims”).
6.2In furtherance of this release, Borrower expressly acknowledges and waives the provisions of California Civil Code Section 1542 (and any similar provision under the laws of any state), which states:
“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”
6.3By entering into this release, Borrower recognizes that no facts or representations are ever absolutely certain and it may hereafter discover facts in addition to or different from those which it presently knows or believes to be true, but that it is the intention of Borrower hereby to fully, finally and forever settle and release all matters, disputes and differences, known or unknown, suspected or unsuspected in relation to the Released Claims; accordingly, if Borrower should subsequently discover that any fact that it relied upon in entering into this release was untrue, or that any understanding of the facts was incorrect, Borrower shall not be entitled to set aside this release by reason thereof, regardless of any claim of mistake of fact or law or any other circumstances whatsoever. Borrower acknowledges that it is not relying upon and has not relied upon any representation or statement made by Collateral Agent or Lenders with respect to the facts underlying this release or with regard to any of such party’s rights or asserted rights.
6.4This release may be pleaded as a full and complete defense and/or as a cross-complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release. Borrower acknowledges that the release contained herein constitutes a material inducement to Collateral Agent and the Lenders to enter into this Amendment, and that Collateral Agent and the Lenders would not have done so but for Collateral Agent’s and the Lenders’ expectation that such release is valid and enforceable in all events.
7.Effectiveness. This Amendment shall be deemed effective as of the date hereof upon the due execution of this Amendment by the parties thereto.
8.Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, taken together, shall constitute one and the same instrument. Delivery by electronic transmission (e.g. “.pdf”) of an executed counterpart of this Amendment shall be effective as a manually executed counterpart signature thereof.
9.Governing Law. This Amendment and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of California.

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IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to Loan and Security Agreement to be executed as of the date first set forth above.

BORROWER:

SELECTA BIOSCIENCES, INC.

By /s/ Carsten Brunn, Ph.D.
Name: Carsten Brunn
Title: President and CEO

COLLATERAL AGENT:

OXFORD FINANCE LLC

By /s/ Colette H. Featherly
Name: Colette H. Featherly
Title: Senior Vice President

LENDER:

OXFORD FINANCE FUNDING XIII, LLC

By /s/ Colette H. Featherly
Name: Colette H. Featherly
Title: Secretary

LENDER:

FIRST-CITIZENS BANK & TRUST COMPANY (successor by purchase to the Federal Deposit Insurance Corporation as Receiver for Silicon Valley Bridge Bank, N.A. (as successor to Silicon Valley Bank))

By /s/ Jameson Whiteley
Name: Jameson Whiteley
Title: Vice President

[Signature Page to Fourth Amendment to Loan and Security Agreement]